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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Ascend Communications, Inc. 1996 Restricted Stock Plan and 1994 Outside Directors Stock Option Plan and in the related prospectus for the registration of 450,000 shares of its common stock, of our report dated January 22, 1998 with respect to the consolidated financial statements and financial statement schedule of Ascend Communications, Inc. included in its annual report (Form 10/K-A) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                         /S/ ERNST & YOUNG LLP

                                                         ERNST & YOUNG LLP

Walnut Creek, California
May 27, 1998